 CENTURY CAPITAL MANAGEMENT TRUST

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under § 204.14a-12

CENTURY CAPITAL MANAGEMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed: July 18, 2017

Dear Fellow Shareholder:

We need your help. The August 25th Special Meeting of Shareholders of the Century Funds is approaching and our records indicate that at the time of this mailing, your voting instructions have not yet been recorded. A package or e-mail containing information related to the Special Meeting of Shareholders was sent to you asking for your vote. The meeting relates to an important proposal that the Funds’ Trustees are asking shareholders to approve, and your response is requested. After careful consideration, the Trustees believe the proposal listed both in the combined proxy statement prospectus and on the enclosed copy of your proxy card are in the best interests of shareholders. The Trustees unanimously recommend that shareholders vote “FOR” the proposal.

For your convenience we have enclosed another copy of your proxy card and a business reply envelope. Please help us by casting your vote today.

Responses thus far have been overwhelmingly favorable; however, we need your help to secure the remaining shares needed. Thank you in advance for your help with this important matter, and we hope you are enjoying your summer.

Sincerely,

/s/ Alexander L. Thorndike
Alexander L. Thorndike
 Chairman of the Board of Trustees

PS –If you have proxy-related questions, please call 1-800-290-6428 for assistance. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time and Saturday between the hours of 10:00 a.m. and 6:00 p.m. Eastern Time.

Here are four convenient methods for voting your proxy:

1.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

2.
Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website. You will need the control number which can be found on your proxy card.

3.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

4.
Vote by Phone. Call one of our proxy specialists toll-free at 1-800-290-6428, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time. You will need the control number which can be found on your proxy card.

If convenient for you, please utilize one of the four options above to ensure that your response is received in time for the Special Meeting on August 25th.

For information regarding the acquiring fund, please contact the Professionally Managed Portfolios at 1-888-688-1299.  To receive a free copy of the proxy statement/prospectus relating to the proposed reorganization, please call the Century Funds toll-free number    1-800-303-1928.  The proxy statement/prospectus contains important information about fund objectives, strategies, fees, expenses and risk considerations. The proxy statement/prospectus is also available for free on the website of the Securities and Exchange Commission (www.sec.gov). Please read the proxy statement/prospectus carefully before making any decision to invest or when considering the reorganization proposal.

Century Capital Management Funds Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in Century Capital Management Trust. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on August 25, 2017.
Have you received the information?
(Pause for response)

If “Yes” or positive response:
If you’re not able to attend the meetings, I can record your voting instructions by phone.
Your Board of Trustees is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is unanimously recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?
(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Century Capital Management Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmations of your vote for the meeting within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmations.  Mr. /Ms. ___________, your votes are important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

Century Capital Management Trust
Level I Machine Script

Hello.

I am calling regarding your investment in Century Capital Management Trust.

A Special Meeting of Shareholders is scheduled to take place on August 25, 2017. All shareholders are being asked to consider and vote on an important matter. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-290-6428 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.